As filed with the U.S. Securities and Exchange Commission on April 7, 2026

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Legence Corp.

(Exact name of registrant as specified in its charter)

Delaware	1711	33-2905250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1601 Las Plumas Avenue

San Jose, CA 95133

(833) 534-3623

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Sprau

Chief Executive Officer

1601 Las Plumas Avenue

San Jose, CA 95133

(833) 534-3623

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey, P.C. Michael W. Rigdon, P.C. Billy Vranish Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, TX 77002 (713) 836-3600	Byron B. Rooney Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-294894

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed for the sole purpose of registering 2,744,112 additional shares of Class A common stock par value $0.01 per share, of the Company (“Class A common stock”) (which includes 357,927 shares of Class A common stock that may be sold as part of the underwriters’ option to purchase additional shares) of Legence Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (File No. 333-294894), initially filed by Legence Corp. with the Securities and Exchange Commission (the “SEC”) on April 6, 2026, (the “Prior Registration Statement”), and which was declared effective on April 7, 2026, including the exhibits thereto, are incorporated herein by reference.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the SEC the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on April 8, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Kirkland & Ellis LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the registrant on April 6, 2026 (File No. 333-294894) and incorporated herein by reference).

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, as to Legence Corp.

23.3	Consent of Lanigan Ryan, P.C., as to The Bowers Group, Inc.

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed by the registrant on April 6, 2026 (File No. 333-294894) and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on April 7, 2026.

LEGENCE CORP.

Date: April 7, 2026	By:	/s/ Jeffrey Sprau
Jeffrey Sprau
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Sprau	Chief Executive Officer & Director (Principal Executive Officer)	April 7, 2026
Jeffrey Sprau

/s/ Stephen Butz	Chief Financial Officer (Principal Financial Officer)	April 7, 2026
Stephen Butz

/s/ Philippe Le Bris	Chief Accounting Officer (Principal Accounting Officer)	April 7, 2026
Philippe Le Bris

* Terrence Keenen	Chairman of the Board	April 7, 2026

*	Director	April 7, 2026
David J. Coghlan

*	Director	April 7, 2026
Christie Kelly

* Bilal Khan	Director	April 7, 2026

* Robert Mitchell Nimocks	Director	April 7, 2026

*By:	/s/ Jeffrey Sprau
Name: Jeffrey Sprau
Title: Attorney-in-Fact